Exhibit 10.1

BRILLIANT ACQUISITION CORPORATION

June 17, 2022

EARLYBIRDCAPITAL, INC.
366 Madison Avenue
New York, New York 10017

To whom it may concern:

Reference is made to the business combination marketing agreement dated as of June 23, 2020 (the “Agreement”), by and between Brilliant Acquisition Corporation (“Brilliant”) and EarlyBirdCapital, Inc. (“EBC”).

By signing below (i) Brilliant and EBC hereby mutually agree that the Agreement is hereby terminated, (ii) EBC acknowledges that no amounts are due to it by Brilliant pursuant to the terms of the Agreement, and (iii) Brilliant acknowledges that it has no claim against EBC in connection with the termination of the Agreement. Notwithstanding the termination of the Agreement, the parties acknowledge that Article 5 and Annex 1 of the Agreement shall survive.

In addition, EBC has agreed to return the 100,000 ordinary shares of Brilliant owned by it to Brilliant for cancellation.

Very truly yours,

BRILLIANT ACQUISITION CORPORATION

By:	/s/ Peng Jiang
Name:	Peng Jiang
Title:	Chairman and CEO

By signing below, EBC acknowledges and agrees with the foregoing.

EARLYBIRDCAPITAL, INC.

By:	/s/ David M. Nussbaum
Name:	David M. Nussbaum
Title:	Chairman